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                                                                      EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                              Year Ended December 31,
                                                                 --------------------------------------------------
                                                                    2000                1999                1998
                                                                 ----------          ----------          ----------
Basic Earning per Share                                               (In thousands, except per share amounts.)
Average shares outstanding                                           84,474              85,564              85,094
                                                                 ==========          ==========          ==========

Income available to common shareholders'                         $   74,396          $  102,411          $   88,241
                                                                 ==========          ==========          ==========

Basic Earnings per Share                                         $     0.88          $     1.20          $     1.04
                                                                 ==========          ==========          ==========


Diluted Earnings per Share
Average common shares outstanding                                    84,474              85,564              85,094
Effect of dilutive stock options                                        337                 444                 586
                                                                 ----------          ----------          ----------

Average diluted shares outstanding                                   84,811              86,008              85,680
                                                                 ==========          ==========          ==========

Income available to common shareholders'                         $   74,396          $  102,411          $   88,241
                                                                 ==========          ==========          ==========

Diluted Earnings per Share                                       $     0.88          $     1.19          $     1.03
                                                                 ==========          ==========          ==========